EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


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
                                                                                                       State of
                                                                                                     Incorporation
                                                                                     Percent of           or
                   Parent                            Subsidiary                      Ownership       Organization
------------------------------------------------------------------------------------------------------------------
Wyman Park Bancorporation, Inc.                Wyman Park Federal                       100%           Federal
                                               Savings & Loan Association

Wyman Park Federal Savings & Loan              WP Financial Corporation                 100%           Maryland
Association
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